Exhibit 23
/Letterhead/
                      Schvaneveldt & Company
                   Certified Public Accountant
                 275 East South Temple Suite #300
                    Salt Lake City, Utah 84111
                          (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.



               Consent of Darrell T. Schvaneveldt
                       Independent Auditor




     I consent to the use, of my report dated May 2, 2000, on the financial statements of Potenco, Inc., (a development stage company), dated December 31, 1999, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
May 30, 2000